Exhibit 99.1

Contact:

AtriCure, Inc.

Julie A. Piton

Vice President and Chief Financial Officer

(513) 755-4561

jpiton@atricure.com

AtriCure Reports Fourth Quarter and Full Year 2011 Financial Results

Highlights

•	2011 revenue of $64.4 million – up 9%

•	2011 international sales of $15.5 million – up 35%

•	4th quarter international sales of $4.4 million – up 32%

•	FDA approves Synergy Ablation System for the treatment of atrial fibrillation

•	Expanded credit facility – increased capacity

WEST CHESTER, Ohio –February 27, 2012 – AtriCure, Inc. (Nasdaq: ATRC), a medical device company and a leader in cardiac surgical ablation systems for the treatment of atrial fibrillation, or AF, and systems for the exclusion of the left atrial appendage, today announced fourth quarter and full year 2011 financial results. Revenue for the fourth quarter of 2011 was $16.8 million, reflecting 2.3 percent growth over the fourth quarter of 2010. Revenue from product sales to international customers was a record $4.4 million, reflecting growth of 31.7 percent.

“We believe our international growth reflects market leading performance and that our sequential growth in the United States reflects a restoration and stabilization in procedural volumes. Importantly, we are highly encouraged by the recent FDA AF approval of our Synergy Ablation System, which represents a major milestone for AtriCure, the field of cardiac surgery and the treatment of patients with AF. Customer feedback on our approval has been very positive and is resulting in education and marketing opportunities which we believe will improve patient outcomes, increase disease awareness and expand product utilization,” said David J. Drachman, President and Chief Executive Officer. “As we look forward to 2012, we believe AtriCure is well positioned to capitalize on our expanded product portfolio, investments and momentum in international markets, AF approval and continued investment in clinical science.”

2011 Financial Results

Revenue for 2011 was $64.4 million, an increase of $5.4 million or 9.1 percent, compared to 2010 revenue. Domestic revenue increased 3.0 percent to $48.9 million, including $5.6 million in sales of the AtriClip system. International revenue was a record $15.5 million, an increase of $4.0 million or 34.7 percent (31.1 percent on a constant currency basis) when compared to $11.5 million for 2010. International revenue growth was driven primarily by our direct markets in Europe and an increase in sales in Asia.

Gross profit for 2011 was $47.0 million compared to $45.4 million for 2010. Gross margin for 2011 was 73.0 percent compared to 76.9 percent for 2010. The decrease in gross margin was primarily due to an increased mix of revenue from international sales, an increased mix of sales of new products, an increase in capital equipment sales and an increase in manufacturing costs, scrap and inefficiencies, primarily associated with new products and the anticipation of transitioning to the manufacturing of PMA approved products.

Operating expenses for 2011 increased 6.5 percent, or $3.1 million, to $51.7 million from $48.6 million for 2010. The increase in operating expenses was primarily driven by an increase in clinical related activities and expenses and an increase in selling, general and administrative expenses, primarily due to an increase in selling personnel.

Loss from operations for 2011 was $4.7 million as compared to $3.2 million for 2010. Adjusted EBITDA, a non-GAAP measure, was $0.1 million for 2011. Net loss per share was $0.35 for 2011 and $0.25 for 2010.

Cash, cash equivalents and investments were $14.2 million at December 31, 2011 and cash used in operations during 2011 was $2.0 million.

Fourth Quarter 2011 Financial Results

Revenue for the fourth quarter of 2011 was $16.8 million, an increase of $0.4 million or 2.3 percent, compared to fourth quarter 2010 revenue. Domestic revenue was $12.4 million, a decrease of $0.7 million compared to fourth quarter 2010 revenue, driven primarily by a reduction in revenue from the sale of minimally invasive products. International revenue was a record $4.4 million, an increase of $1.1 million or 31.7 percent (32.3 percent on a constant currency basis) when compared to $3.3 million for the fourth quarter of 2010. International revenue growth was driven primarily by our direct markets in Europe and an increase in sales in Asia.

Gross profit for the fourth quarter of 2011 was $11.7 million compared to $12.3 million for the fourth quarter of 2010. Gross margin for the fourth quarter of 2011 and 2010 was 70.0 percent and 75.1 percent, respectively. The decrease in gross margin was primarily due to an increase in manufacturing costs, scrap and inefficiencies, primarily associated with new products and the anticipation of transitioning to the manufacturing of PMA approved products.

Operating expenses for the fourth quarter of 2011 increased 7.1 percent, or $0.9 million, to $13.4 million from $12.5 million for the fourth quarter of 2010. The increase in operating expenses was primarily driven by an increase in clinical related activities and expenses offset by a $0.3 million non-recurring gain on the sale of intangible assets. Additionally, selling, general and administrative expenses increased $1.4 million, primarily due to an increase in selling personnel and marketing expenses. Loss from operations for the fourth quarter of 2011 was $1.7 million as compared to $0.2 million for the fourth quarter of 2010 and net loss per share was $0.13 for the fourth quarter of 2011 and $0.00 for the fourth quarter of 2010.

Credit Facility Expansion

In February 2012 AtriCure modified and expanded its credit facility to provide for a new, expanded and extended five-year term loan of $10.0 million (net proceeds of $3.8 million after repayment of the existing term loan) at an interest rate of 6.75 percent. The amendment increased the total facility size to $20.0 million and also provided for modifications to covenants.

FDA Approval of Synergy Ablation System

In December 2011 AtriCure’s Synergy Ablation System received approval for the treatment of AF for patients with persistent and long-standing persistent AF during open-heart concomitant coronary artery bypass grafting and/or valve replacement and repair procedures. This is the first time a surgical ablation system has been approved in the United States for the treatment of AF and the first time any system, catheter or surgical, has been approved in the United States for the treatment of patients with persistent and long-standing persistent AF. The Synergy Ablation System includes AtriCure’s Isolator Synergy clamps, a radio frequency generator and related switchbox.

The approval includes the implementation of a 350-patient post-approval study and a comprehensive physician training program.

Conference Call

AtriCure will host a conference call at 4:30 p.m. Eastern Time on Monday, February 27, 2012 to discuss its fourth quarter 2011 financial results. A live web cast of the conference call will be available online from the investor relations page of AtriCure’s corporate web site at www.atricure.com.

Pre-registration is available and recommended for this call at the following URL:

https://www.theconferencingservice.com/prereg/key.process?key=PECDKEQHU

You may also access this call through an operator by calling (888) 680-0879 for domestic callers and (617) 213-4856 for international callers at least 15 minutes prior to the call start time using reservation code 89328972.

The webcast will be available on AtriCure’s web site and a telephonic replay of the call will also be available through March 27, 2012. The replay dial-in numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. The reservation code is 40844363.

About AtriCure, Inc.

AtriCure, Inc. is a medical device company and a leader in developing, manufacturing and selling innovative cardiac surgical ablation systems designed to create precise lesions, or scars, in cardiac, or heart, tissue for the treatment of atrial fibrillation and systems for the exclusion of the left atrial appendage. The Company believes cardiothoracic surgeons are adopting its ablation products for the treatment of atrial fibrillation, or AF, during concomitant open-heart surgical procedures and sole-therapy minimally invasive procedures. AF affects more than 5.5 million people worldwide and predisposes them to a five-fold increased risk of stroke. The FDA has not cleared or approved certain AtriCure products for the treatment of AF or a reduction in the risk of stroke.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates, other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, competition from existing and new products and procedures or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, or GAAP, AtriCure uses certain non-GAAP financial measures in this release as supplemental financial metrics. Non-GAAP financial measures provide an indication of performance excluding certain items. Our management believes that in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing operations and our management believes that the excluded items are typically not reflective of our ongoing core business operations. Further, management uses results of operations before these excluded items as a basis for its strategic planning. The non-GAAP financial measures used by AtriCure may not be the same or calculated the same as those used by other companies. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP.

ATRICURE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue	$16,763,697	$16,388,963	$64,402,409	$59,006,188
Cost of revenue	5,022,972	4,082,993	17,405,985	13,618,454

Gross profit	11,740,725	12,305,970	46,996,424	45,387,734
Operating expenses:
Research and development expenses	2,964,424	3,513,406	11,856,821	11,530,820
Selling, general and administrative expenses	10,470,922	9,030,330	39,870,139	37,048,715

Total operating expenses	13,435,346	12,543,736	51,726,960	48,579,535

Loss from operations	(1,694,621)	(237,766)	(4,730,536)	(3,191,801)
Other (expense) income	(380,033)	268,597	(694,079)	(580,772)

Loss before income tax expense	(2,074,654)	30,831	(5,424,615)	(3,772,573)
Income tax expense	(4,814)	(19,287)	(30,888)	(19,050)

Net (loss) income	$(2,079,468)	$11,544	$(5,455,503)	$(3,791,623)

Basic and diluted net loss per share	$(0.13)	$0.00	$(0.35)	$(0.25)

Weighted average shares used in computing net loss per common share:
Basic and diluted	15,860,646	15,206,758	15,671,993	15,095,250

ATRICURE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
	2011	2010
Assets
Current assets:
Cash, cash equivalents and short-term investments	$14,182,666	$12,570,737
Accounts receivable	9,513,894	9,480,064
Inventories	6,563,138	5,680,033
Other current assets	933,028	2,917,571

Total current assets	31,192,726	30,648,405
Property and equipment, net	2,350,760	2,723,227
Intangible assets	44,791	89,375
Other assets	270,613	254,707

Total assets	$33,858,890	$33,715,714

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$9,265,964	$10,841,921
Current maturities of debt and capital lease obligations	1,542,848	2,193,356

Total current liabilities	10,808,812	13,035,277
Long-term debt and capital lease obligations	4,925,775	661,624
Other liabilities	2,509,599	3,282,883

Total liabilities	18,244,186	16,979,784
Stockholders’ equity:
Common stock	16,369	15,664
Additional paid-in capital	118,852,948	114,402,234
Other comprehensive (loss) income	(37,517)	79,625
Accumulated deficit	(103,217,096)	(97,761,593)

Total stockholders’ equity	15,614,704	16,735,930
Total liabilities and stockholders’ equity	$33,858,890	$33,715,714

ATRICURE, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Twelve Months Ended December 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(5,455,503)	$(3,791,623)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	2,938,988	2,771,850
Depreciation and amortization	1,922,148	2,363,284
Write-off of deferred financing costs and discount on long-term debt	153,101	—
Amortization of deferred financing costs and discount on long-term debt	118,623	296,379
Gain on sale of assets	(243,585)	(36,604)
Amortization/accretion on investments	61,256	—
Change in allowance for doubtful accounts	28,183	(16,404)
Changes in assets and liabilities
Accounts receivable	(198,947)	(2,299,937)
Inventories	(923,512)	(850,147)
Other current assets	(16,986)	525,107
Accounts payable and accrued liabilities	(188,397)	656,210
Other non-current assets and liabilities	(181,795)	348,451

Net cash used in operating activities	(1,986,426)	(33,434)
Cash flows from investing activities:
Purchases of available-for-sale securities	(12,649,107)	(11,124,852)
Maturities of available-for-sale securities	16,506,154	9,598,491
Purchases of equipment	(1,522,311)	(1,813,812)
Net proceeds from the sale of assets	389,476	5,238

Net cash provided by (used in) investing activities	2,724,212	(3,334,935)
Cash flows from financing activities:
Proceeds from borrowings of debt	7,500,000	—
Payments on debt and capital leases	(4,046,497)	(2,227,431)
Proceeds from stock option exercises	1,588,065	353,356
Payment of debt fees	(80,930)	(67,619)
Proceeds from issuance of common stock under employee stock purchase plan	669,048	498,520
Shares repurchased for payment of taxes on stock awards	(782,506)	—

Net cash provided by (used in) financing activities	4,847,180	(1,443,174)
Effect of exchange rate changes on cash and cash equivalents	(56,772)	136,827

Net increase (decrease) in cash and cash equivalents	5,528,194	(4,674,716)
Cash and cash equivalents—beginning of period	4,230,709	8,905,425

Cash and cash equivalents—end of period	$9,758,903	$4,230,709

ATRICURE, INC.

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

(Unaudited)

Reconciliation of Non-GAAP Adjusted Earnings (Adjusted EBITDA)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net (loss) income, as reported	$(2,079,468)	$11,544	$(5,455,503)	$(3,791,623)
Income tax expense	4,814	19,287	30,888	19,050
Other expense (income) (a)	380,033	(268,597)	694,079	580,772
Depreciation and amortization expense	429,700	587,585	1,922,148	2,363,284
Share-based compensation expense	689,597	627,751	2,938,988	2,771,850

Non-GAAP adjusted (loss) earnings (adjusted EBITDA)	$(575,324)	$977,570	$130,600	$1,943,333

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
(a) Other includes:
Net interest expense	$(160,894)	$(179,652)	$(798,498)	$(839,354)
(Loss) gain due to exchange rate fluctuation	(123,729)	(645)	30,081	(171,221)
Non-employee stock option (expense) income	(38,035)	(93,341)	22,649	(164,959)
Other income	(57,375)	542,235	51,689	594,762

Other (expense) income	$(380,033)	$268,597	$(694,079)	$(580,772)

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